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                                                                  EXHIBIT 10.27


                      AMERICAN RE-INSURANCE PLACEMENT SLIP
                        QUOTA SHARE REINSURANCE AGREEMENT


COMPANY REINSURED:                       Financial Pacific Insurance Company

APPLICATION OF AGREEMENT:                Commercial Excess Liability

EFFECTIVE:                               January 1, 1998

COMPANY'S POLICY LIMIT:                  $10,000,000

REINSURER'S LIMITS OF LIABILITY:         100% of $10,000,000
                                         excess of Primary
                                         90% of $2,000,000 in excess of
                                         limits for ECO/XPL combined

COMPANY RETENTION:                       Nil% excess of Primary

RISK UNDERWRITING AND PRICING:           Per the Company's underwriting
                                         guidelines and rates.

PREMIUM:                                 100% of premium applicable to reinsured
                                         limits of liability

CEDING COMMISSION:                       35%

CANCELLATION:                            At any time with 90 days notice by
                                         either party to the agreement


TERMS AND CONDITIONS WITHIN AGREEMENT

COMMERCIAL EXCLUSIONS                                  ATTACHED
COMMERCIAL UNDERLYING INSURANCE                        ATTACHED
DEFINITIONS                                            ATTACHED
INSOLVENCY                                             ATTACHED
OFFSET AND SECURITY                                    ATTACHED
COMMENCEMENT AND TERMINATION                           ATTACHED
LOSSES AND LOSS ADJUSTMENT EXPENSES                    ATTACHED
REPORTS AND REMITTANCES                                ATTACHED
ACCESS TO RECORDS                                      ATTACHED
RESERVES AND TAXES                                     ATTACHED
CHANGE IN POLICY FORMS                                 ATTACHED
EXTRA CONTRACTUAL OBLIGATIONS                          ATTACHED
EXCESS JUDGMENTS CLAUSE                                ATTACHED


ACCEPTED BY:                                 OFFERRED BY:
FINANCIAL PACIFIC INSURANCE  CO.             AMERICAN RE-INSURANCE COMPANY

[SIG]                                        [SIG]
-------------------------------              -----------------------------------
DATE: 10/23/97                               DATE: 10/3/97
     --------------------------                    -----------------------------




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                  AMERICAN RE-INSURANCE COMPANY PLACEMENT SLIP
                              COMMERCIAL EXCLUSIONS


A. This Contract does not apply to and specifically excludes the following:

        1. Business accepted by the Company as reinsurance from other insurers except agency reinsurance where risk underwriting and all servicing, including claim handling, is done by the Company.

        2. Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association including pools or associations in which membership by the company is required under any statutes or regulations.

        3. Liability of the Company arising by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary in any insolvency fund. "Insolvency Fund" includes any guarantee fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

        4. Any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

        5. Business written to apply in excess of a deductible or self-insured amount of more than $100,000, including Umbrella business.

        6.      Aviation liability including aerospace and satellite business

        7. Workers' Compensation business, including Longshoremen's and Harbor Workers' Act and Jones Act.

        8. Kidnap and Ransom, Surety, Credit, Financial Guarantee or Fiduciary Insurance.

        9. Retail liquor law liability except where liquor constitutes less than 50% of sales. Specifically excluded are bars and retail liquor stores.

        10. Insurance covering damage claims for the withdrawal, inspection, repair, replacement, or loss of use of the insured's products or of any property of which such products form a part of, or if such products or property are withdrawn from the market or from use because of any known or suspected defect or deficiency therein.

        11. Liabilities for bodily injury, personal damage and/or property damage from asbestos and/or asbestos products, including but not limited to liability arising from the mining, manufacture, installation, transport, storage, habitation or use of materials, products or structure containing asbestos.

        12. Any loss or liability accruing to the Company arising out of the Employee Retirement Income Security Act of 1974 (ERISA), or amendments thereto.

        13.     Fidelity and Surety



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                  AMERICAN RE-INSURANCE COMPANY PLACEMENT SLIP
                              COMMERCIAL EXCLUSIONS



      14.   Watercraft liability except for boats less than 50 feet in length.

      15. All professional liability and/or malpractice insurance except as pertains to barber and beauty shops, funeral directors, druggists, opticians and optometrists.

      16. Liability insurance relating to products or completed operations involving the manufacture or importation of:

            a. Cosmetics, hair or skin products,

            b. Drugs, pharmaceuticals or agricultural chemicals;

            c. Aircraft, aircraft parts or aircraft engines, all motorized vehicles, or mobile equipment;

            d. Heavy machinery and equipment, home power tools, or oil drilling equipment.

      17. Liability insurance relating to premises or operations primarily involving:

            a. Aircraft airports, as respects coverage for all liability arising out of the ownership, maintenance, or use of any aircraft or flight operations;

            b. Amusements parks, carnivals, circuses, speed contests and racing;

            c. Manufacturing, packing, handling, shipping or storage of explosives, ammunitions, fuses, arms, magnesium, fireworks, nitroglycerin, celluloid, pyroxylin or explosive substances intended for use as an explosive.

            d. Gas or public utility companies, gas or public utility works, or gas lease operations;

            e. Production, refining, handling, shipping or storage of natural of artificial fuel gases, synthetic or coal or shale based fuel, butane, propane, gasoline or liquefied petroleum gas;

            f. Oil and gas risks, by which is meant drilling rigs, exploration risks, cracking plants, refineries and depots, and oil and gas pipelines;

            g. Railroad operations, specifically "line" or "on track" operations of actual railroads;

            h. Ship building, ship repair yard, dry docks, stevedoring;

            i. Tunneling, subway and underground mining;

            j. Offshore or subaqueous work;

            k. Wrecking of structures over eight stories in height, or marine wrecking;



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                  AMERICAN RE-INSURANCE COMPANY PLACEMENT SLIP
                              COMMERCIAL EXCLUSIONS




            l. Ski resorts;

            m. Waste disposal and deposit sites except when written in conjunction with either a refuse hauler or recycling account;

            n. Crane rentals without operators whose primary business is crane rentals;

            o. Scaffold installation, repair, removal or rental, unless incidental;

            p. Aerial crop dusting to include application of fertilizers, herbicides, pesticides;

            q. Warehousemen's legal liability;

            r. Automobile racing and racetracks;

            s. Taxis;

            t. Blasting contractors;

            u. Licensed roofing contractors whose primary business is such;

            v. Wrap up construction projects.

      18. Nuclear risks as defined in the "Nuclear Incident Exclusion Clause-Liability Reinsurance" attached to and forming part of this Contract.

      19. Pollution liability as excluded by the Company's policies. It is hereby warranted that any Commercial General Liability policy issued by the Company will also include ISO pollution exclusion language.

B. If the Company provides insurance for an insured with respect to any premises, operations products or completed operations listed in subparagraphs 16 and 17 of paragraph A above, except subparagraphs 17(c) and 17(d), and if such premises, operations, products or completed operations constitute only a minor incidental part of the total premises, operations, products or completed operations of the insured, such exclusion (s) shall not apply.

C. If the Company is bound, without the knowledge of and contrary to the instructions of the Company's supervisory underwriting personnel, on any business failing within the scope of one or more of the exclusions set forth in subparagraphs 14 through 19 of paragraph A above, these exclusions, except those set forth in subparagraphs 15, 17(c) , 17(d), 18 and 19 shall be suspended with the respect to such business until 65 days (60 discovery days plus 5 mailing days) after an underwriting supervisor of the Company acquires knowledge of such business.



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                  AMERICAN RE-INSURANCE COMPANY PLACEMENT SLIP
                         COMMERCIAL UNDERLYING INSURANCE

            (a) The Underlying carrier must be Financial Pacific.

            (b) The following underlying limits shall be required and
                maintained:

             1. Comprehensive General Liability

                $1,000,000   each occurrence limit
                $1,000,000   personal and advertising injury limit
                $1,000,000   general aggregate limit (other than
                             products-completed operations)
                $1,000,000   products-completed operations aggregate limit

            2.  Comprehensive Auto Liability
                Single Limit Liability

                $1,000,000         each accident

                Split-Limits Liability

                $1,000,000 bodily injury each person
                $1,000,000 bodily injury each occurrence
                $1,000,000 property damage each accident

            3.  Employers' Liability

                Bodily Injury Liability

                $500,000 each accident (by accident)
                $500,000 policy limit (by disease)
                $500,000 each employee (by disease)

      (c) Other underlying limits may be required for certain classes of risks and shall be so stated in the Company's Umbrella Underwriting Guidelines.



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                  AMERICAN RE-INSURANCE COMPANY PLACEMENT SLIP
                                   DEFINITIONS



        a) The term "net retained insurance liability" as used herein means the remaining portion of the Company's gross liability on the policies covered hereunder after deducting all excess of loss reinsurance and all pro rata reinsurance, other than the quota share reinsurance provided under this Agreement.

        (b) The definition of the term "occurrence" as used herein shall be the definition of said term as set forth in the Company's policy, provided, however, in the event said term is not defined in any policy covered hereunder, then as respects such policy the term "each occurrence" as used herein shall be understood to mean each accident or occurrence or series of accidents or occurrences arising out of one event, and shall include aggregate limits of liability for a period not exceeding 12 months when such Company's policy covered hereunder applies in excess of aggregate limits.

        (c) If the date of loss, accident or occurrence cannot be specifically determined, the date of loss, accident or occurrence shall be the inception date of the original policy (i.e., the policy reinsured hereunder); such policy period shall be deemed not to exceed 12 calendar months.

        (d) The term "policies" as used herein means each of the Company's binders, policies and contracts providing insurance and reinsurance on the business reinsured under this Agreement.

                  AMERICAN RE-INSURANCE COMPANY PLACEMENT SLIP
                             INSOLVENCY (CALIFORNIA)



            (a) In the event of the insolvency of the Company and the appointment of a conservator, liquidator or statutory successor of the Company, the reinsurance provided by this Agreement shall be payable to such conservator, liquidator or statutory successor immediately upon demand, subject to the right of offset and with reasonable provision for verification of the Reinsurer's liability, on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction or by any conservator, liquidator, or statutory successor of the Company having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims. Payments by the Reinsurer as above set forth shall be made directly to the Company or to its conservator, liquidator or statutory successor, except where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company.

            (b) In the event of the insolvency of the Company, the liquidator, conservator or statutory successor of the Company shall give the Reinsurer written notice of the pendency of each claim against the Company on a policy or bond reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer may, at its own expense, investigate such claim and interpose in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company, its conservator, liquidator or statutory successor. Subject to court approval, any expense thus incurred by the Reinsurer shall be chargeable against the Company as part of the expense of liquidation to the extent of such proportionate share of the benefit as shall accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

                  AMERICAN RE-INSURANCE COMPANY PLACEMENT SLIP
                           OFFSET AND SECURITY CLAUSE



            (a) Each party hereto has the right, which may be exercised at any time, to offset any amounts, whether on account of premiums or losses or otherwise, due from such party to another party under this agreement or any other reinsurance agreement heretofore or hereafter entered into between them, against any amounts, whether on account of premiums or losses or otherwise due from the latter party to the former party. The party asserting the right of offset may exercise this right, whether as assuming or ceding insurer or in both roles in the relevant agreement or agreements.

            (b) Each party hereby assigns and pledges to the other party (or to each other party, if more than one) all of its rights under this agreement to receive premium or loss payments at any time from such other party ("Collateral"), to secure its premium or loss obligations to such other party at any time under this agreement and any other reinsurance agreement heretofore or hereinafter entered into by and between them ("Secured Obligations"). If at any time a party is in default under any Secured Obligation or shall be subject to any liquidation, rehabilitation, reorganization or conservation proceeding, each other party shall be entitled in its discretion, to apply, or to withhold for the purpose of applying in due course, any Collateral assigned and pledged to it by the former party and otherwise to realize upon such Collateral as security for such Secured Obligations.

            (c) The security interest described herein, and the term "Collateral," shall apply to all payments and other proceeds in respect of the rights assigned and pledged. A party's security interest in Collateral shall be deemed evidenced only by the counterpart of this Agreement delivered to such party.

            (d) Each right under this Article is a separate and independent right, exercisable, without notice or demand, alone or together with other rights, in the sole election of the party entitled thereto, and no waiver, delay, or failure to exercise, in respect of any right shall constitute a waiver of any other right. The provisions of this Article shall survive any cancellation or other termination of this Agreement.

                  AMERICAN RE-INSURANCE COMPANY PLACEMENT SLIP
                          COMMENCEMENT AND TERMINATION



            (a) This Agreement shall take effect as of 12:01 A.M., January 1, 1998 and is entered into for an unlimited period but either party may terminate this Agreement at any time by giving not less than 90 days notice in writing to the other party.

            (b) The Reinsurer shall participate in business coming within the terms of this Agreement until the date of termination of this Agreement.

            (c) In the event of cancellation of this Agreement, the Reinsurer shall not be liable for any losses occurring under new and renewal policies becoming effective after the date of cancellation. The Reinsurer shall remain liable for losses occurring after the date of cancellation on all policies in force at such cancellation date until the next annual anniversary date or prior termination date of such policies; provided, however, any reinsurance still in force one year after the date of cancellation of this Agreement shall be automatically canceled at that time and the Reinsurer shall not be liable for losses occurring thereafter. The Reinsurer shall return to the Company the unearned premiums on the business in force, calculated on the monthly pro rata basis less the commissions allowed thereon.

            (d) Every notice of termination shall be given by certified letter addressed to the intended recipient at such recipient's address as herein above set forth. In determining whether the requisite number of days' notice has been given in any case, the date of termination shall be counted but the date of mailing shall not.

            (e) Notwithstanding the termination of this Agreement as herein above provided, the provisions of this Agreement shall continue to apply to all unfinished business hereunder to the end that all obligations and liabilities incurred by each party hereunder prior to such termination shall be fully performed and discharged.

                  AMERICAN RE-INSURANCE COMPANY PLACEMENT SLIP
                       LOSSES AND LOSS ADJUSTMENT EXPENSES



            (a) The Reinsurer, in proportion to its participation, shall pay to the Company a pro rata share of sums actually paid by the Company in settlement of losses under its policies; provided, however, that in the event of the insolvency of the Company payment of loss for which the Company is liable shall be made by the Reinsurer to the liquidator, receiver or statutory successor of the Company in accordance with the provisions of Article XIV of this Agreement.

            (b) The Reinsurer shall bear its pro rata share of all expenses incurred by the Company in the investigation, adjustment and litigation of all claims under its policies, excluding the office expenses of the Company and the salaries and expenses of its officials and employees.

            (c) The Reinsurer shall benefit pro rata in all salvages, discounts and other recoveries.

            (d) The Company shall advise the Reinsurer promptly of all claims and any subsequent developments pertaining thereto which may develop into losses involving reinsurance hereunder.

            (e) The Company has the obligation to investigate and, to the extent that may be required by the policies reinsured hereunder, defend any claim affecting this reinsurance and to pursue such claim to final determination.

            (f) It is understood that when so requested the Company will afford the Reinsurer an opportunity to be associated with the Company at the expense of the Reinsurer in the defense or control of any claim or suit or proceeding involving this reinsurance; and the Company and the Reinsurer shall cooperate in every respect in the defense of such suit or claim or proceeding.

                  AMERICAN RE-INSURANCE COMPANY PLACEMENT SLIP
                           OTHER TERMS AND CONDITIONS



REPORTS AND REMITTANCES

            (a) Within 30 days after the end of each month, the Company shall furnish to the Reinsurer a bordereau indicating, as respects each policy covered hereunder the name of the Insured, the policy number, term, limit of liability and original premium, plus any additional or return premiums as respects each cession and the reinsurance premiums thereon.

            (b) Within 30 days after the end of each month, the Company shall render a monthly account summarizing the premiums ceded, return premiums and commissions on net premiums. The balance due either party shall be remitted with the account.

            (c) Payment by the Reinsurer of its proportion of loss and loss expenses paid by the Company will be made by the Reinsurer to the Company within 15 days after proof of payment by the Company is received by the Reinsurer. The Reinsurer shall have the right, at its option, to offset the amount of such loss against any balance or balances past due.

ACCESS TO RECORDS

            The Company shall place at the disposal of the Reinsurer and the Reinsurer shall have the right to inspect, through its authorized representatives, at all reasonable times during the currency of this Agreement and thereafter, the books, records and papers of the Company pertaining to the reinsurance provided hereunder and all claims made in connection therewith.

RESERVES AND TAXES

            (a) The Reinsurer shall maintain legal reserves with respect to unearned premiums and claims hereunder.

            (b) The Company will be liable for all taxes on premiums reported to the Reinsurer hereunder and will reimburse the Reinsurer for such taxes where the Reinsurer is required to pay the same.

CHANGE IN POLICY FORMS

            The Company and the Reinsurer have agreed on the Company's form as respects the policies covered hereunder and the Company shall advise the Reinsurer of any change in such policy form.

                  AMERICAN RE-INSURANCE COMPANY PLACEMENT SLIP
                          EXTRA CONTRACTUAL OBLIGATIONS


            (a) As reinsured under this Agreement, the Company shall be protected for any Extra Contractual Obligation awarded by a court of competent jurisdiction against the Company. Such Extra Contractual Obligation shall be added to the amount of the award in addition to the Company's policy limit and the sum thereof shall be considered one loss subject to the exclusions and limitations set forth in this Agreement.

            (b) Extra Contractual Obligation shall be defined as those liabilities, not covered under any other provision of this Agreement, and any legal costs and expenses incurred in connection therewith, which arise from the Company's handling of any claim on business covered hereunder as a result of the failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence or bad faith or fraud, in rejecting an offer of settlement, in the preparation of the defense, in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

            (c) For the purpose of the application of this Agreement an Extra Contractual Obligation shall be deemed to have arisen on the same date as the original loss that gave rise to the extra contractual obligation.

            (d) However, this Article shall not apply where the Extra Contractual Obligation has been incurred due to the fraud or criminal act of a member of the Board of Directors, a corporate officer or an employee of the Company or any other party or organization involved in the presentation, defense or settlement of any claim covered hereunder acting individually or collectively or in collusion with any individual or corporation.

            (e) Recoveries from any form of insurance or reinsurance, whether separately purchased from another insurance carrier or self insurance issued by the Company to itself, which protects the Company against claims which are the subject matter of this Article will inure to the benefit of the Reinsurer and shall be first deducted to arrive at the amount of any Extra Contractual Obligation covered hereunder, whether collectible or not

            (f) If any provision of this Article shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

                  AMERICAN RE-INSURANCE COMPANY PLACEMENT SLIP
                             EXCESS JUDGMENTS CLAUSE


            (a) As reinsured under this Agreement, the Company shall be protected for any Excess Judgment awarded by a court of competent jurisdiction against the Company. Such Excess Judgment shall be added to the amount of the award in addition to the Company's policy limit and the sum thereof shall be considered one loss subject to the exclusions and limitations set forth in this Agreement.

            (b) Excess Judgment shall mean any amount in excess of the Company's original policy limits, but otherwise within the coverage terms of the policy, that is paid by the Company, together with any legal costs and expenses incurred in connection therewith, as a result of an action against it by its insured or its insured's assignee to recover damages, awarded by a court of competent jurisdiction to a third party claimant, arising out of the Company's alleged or actual negligence or bad faith or fraud in rejecting a settlement within the policy limits, in discharging its duty to defend, in preparing the defense in an action against its insured or in discharging its duty to prepare or prosecute an appeal consequent upon such action.

            (c) However this Article shall not apply where the Excess Judgment has been incurred due to the fraud or criminal act of a member of the Board of Directors, a corporate officer, an employee or an agent of the Company, or any other party or organization involved in the presentation, defense or settlement of any claim covered hereunder acting individually or collectively or in collusion with any individual or corporation.

            (d) Recoveries from any form of insurance or reinsurance, whether separately purchased from another insurance carrier or self insurance issued by the Company to itself, which protects the Company against claims which are the subject matter of this Article will inure to the benefit of the Reinsurer and shall be first deducted to arrive at the amount of any Excess Judgment hereunder, whether collectible or not.

            (e) If any provision of this Article shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

                  AMERICAN RE-INSURANCE COMPANY PLACEMENT SLIP
                                    ADDENDUM



COMMERCIAL UNDERLYING INSURANCE:
Section (a) shall be replaced by the following:

(a) The Underlying Carrier must be Financial Pacific or an A.M. Best B+ VII or better carrier.

REPORTS AND REMITTANCES:
Section (b) shall be replaced by the following:

(b) The amount due the Reinsurer shall be remitted within ninety (90) days after the close of each calendar quarter.

LOSS AND LOSS ADJUSTMENT EXPENSES:
Section (d) shall be replaced by the following:

(d) The Company shall advise the Reinsurer promptly of all claims and any subsequent developments pertaining thereto which may develop into losses involving reinsurance hereunder. In addition, the following categories of claims shall be reported to the Reinsurer immediately, regardless of any questions of liability of the insured or coverage under the policy:

            1.    Fatalities;
            2.    Paraplegics and quadriplegics;
            3.    Serious bums;
            4.    Serious brain injuries;
            5.    Amputation of any extremity;
            6. Any loss on which the Company holds a loss reserve of greater than or equal to $500,000 and on which this reinsurance may apply.


ACCEPTED BY:                                      OFFERED BY:
FINANCIAL PACIFIC INSURANCE CO.                   AMERICAN REINSURANCE COMPANY

[SIG]                                             [SIG]
------------------------------                    ------------------------------
DATE 10/23/97                                     DATE 10/22/97
     -------------------------                         -------------------------

  ANNUAL STATEMENT FOR THE YEAR 1997 OF THE FINANCIAL PACIFIC INSURANCE COMPANY
                 SCHEDULE Y - INFORMATION CONCERNING ACTIVITIES
                  OF INSURER MEMBERS OF A HOLDING COMPANY GROUP
                           PART I ORGANIZATIONAL CHART



                                    [CHART]